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                                   Exhibit 10

                           CHANGE IN CONTROL AGREEMENT

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          THIS AGREEMENT (the "Agreement"), made this 10th day of January, 2000
(the "Effective Date"), by and among Sandy Spring Bancorp, Inc., a registered bank holding company ("Bancorp"), Sandy Spring National Bank of Maryland, a national banking association and wholly owned subsidiary of Bancorp with its main office in Olney, Maryland (the "Bank"), and Ronald E. Kuykendall (the "Officer").

                              W I T N E S S E T H

          WHEREAS, the Officer has accepted employment with Bancorp as its Vice President and Secretary and with the Bank as its Senior Vice President and General Counsel.

          WHEREAS, Bancorp, the Bank, and the Officer each desire that the Officer be provided with certain benefits in the event of a Change in Control, as defined below.

          NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, it is agreed as follows:

1.        Definitions:

          a. Change in Control. A "Change in Control" shall be deemed to occur on the earliest of any of the following events after the date of this Agreement:

                  i. The acquisition by any entity, person or group (other than the acquisition by a tax-qualified retirement plan sponsored by Bancorp or the Bank) of beneficial ownership, as that term is defined in Rule 13d-3 under the Securities Exchange Act of 1934, of more than 25% of the outstanding capital stock of Bancorp or the Bank entitled to vote generally for the election of directors ("Voting Stock");

                  ii. The commencement by any entity, person, or group (other than Bancorp or the Bank, a subsidiary of Bancorp or the Bank, or a tax-qualified retirement plan sponsored by Bancorp or the Bank) of a tender offer or an exchange offer for more than 20% of the outstanding Voting Stock of Bancorp or the Bank;

                  iii. The effective time of (a) a merger or consolidation of Bancorp or the Bank with one or more other corporations as a result of which the holders of the outstanding Voting Stock of Bancorp or the Bank immediately prior to such merger exercise voting control over less than 80% of the Voting Stock of the surviving or resulting corporation, or (b) a transfer of substantially all of the property of Bancorp or the Bank other than to an entity of which Bancorp or the Bank owns at least 80% of the Voting Stock;

                  iv. Upon the acquisition by any entity, person, or group of the control of the election of a majority of the Bank's or Bancorp's directors;

                  v. At such time that, during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors ("Board") of Bancorp or the Board of the Bank (the "Continuing Directors") cease for any reason to constitute at least two-thirds of such Board, provided that any individual whose election or nomination for election as a member of the Board was approved by a vote of at least two-thirds of the Continuing Directors of such Board then in office shall be considered a Continuing Director.

         b. Covered Period. The "Covered Period" shall mean the period beginning six months before a Change in Control and ending at the end of the term specified in Section 2 hereof.

         c. Good Reason. "Good Reason" shall be deemed to exist at the time that any of the following events occurs without the Officer's express written consent:

                  i. A material reduction in the Officer's responsibilities or authority in connection with his employment by Bancorp or the Bank;

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                 ii.    Assignment to the Officer of duties for which he is not
                 reasonably equipped by his skills and experience;

                 iii. A reduction in salary or material reduction in benefits;

                 iv     A requirement that the Officer relocate his principal
                 business office or his principal place of residence outside Montgomery County, Maryland, or the assignment to the Officer of duties that would reasonably require such a relocation; or

                 v. Failure to provide office facilities, secretarial services, and other administrative services to Officer that are substantially equivalent to the facilities and services provided to the Officer immediately after the Effective Date (excluding brief periods during which office facilities may be temporarily unavailable due to fire, natural disaster, or other calamity).

                 Notwithstanding the foregoing, a reduction or elimination of the Officer's benefits under one or more benefit plans maintained by Bancorp or the Bank as part of a good faith, overall reduction or elimination of such plan or plans or benefits thereunder applicable to all participants in a manner that does not discriminate against the Officer (except as such discrimination may be necessary to comply with law) shall not constitute an event of Good Reason or a material breach of this Agreement, provided that benefits of the type or to the general extent as those offered under such plan or plans prior to such reduction or elimination are not available to other officers of Bancorp or the Bank or any company that controls either of them under a plan or plans in or under which the Officer is not entitled to participate and to receive benefits on a fair and nondiscriminatory basis.

          d. Just Cause. Termination for "Just Cause" shall mean termination of employment by reason of the Officer's:

                  i.     Personal dishonesty;

                  ii.    Incompetence;

                  iii.   Willful misconduct;

                  iv.    Breach of fiduciary duty involving personal profit;

                  v.     Intentional failure to perform duties; or

                  vi. Willful violation of any law, rule, or regulation (other than traffic violations or similar offenses) or final cease-and-desist order.

         Bancorp or the Bank shall determine if Just Cause exists with respect to its employment of the Officer in the exercise of its good faith discretion.

         e. Total Annual Compensation. For purposes of this Agreement, Total Annual Compensation shall mean:

                  i. One-year's base salary at the highest rate in effect in the period beginning six months before the last Change in Control to occur before termination of the Officer's employment; plus

                  ii. Other compensation, including, without limitation, bonus payments, at the rate paid for (i) the calendar year preceding such Change in Control or (ii) the calendar year preceding termination of the Officer's employment, whichever is greater, but shall not include the value of benefits that are not subject to current federal income taxation to the Officer. Such other compensation for a calendar year shall be annualized on a monthly basis based upon the number of months in the calendar year in which the Officer was employed.

2.       Term.  The term of this Agreement shall be the period commencing on the
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Effective Date and ending on the last moment of the second anniversary of the
Effective Date.

3.       Termination in Connection with a Change in Control.
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         a.    If, within the Covered Period, Bancorp or the Bank shall
         terminate the Officer's employment without Just Cause or the Officer shall terminate his employment with Good Reason, the Bank shall, within ten calendar days of the termination of Officer's employment, make a lump-sum cash payment to him equal to two (2) times his Total Annual Compensation.

         b. Also in the event of such a termination, the Officer shall, for a period of 365 days following his termination of employment, continue to participate in any benefit plans of Bancorp or the Bank that provide health (including medical and dental), life, or disability insurance or similar coverage in which he participated immediately prior to termination of his employment, upon terms no less favorable than the most favorable terms provided to senior officers of the Bank during such period.

4.       Adjustment of Certain Payments and Benefits.
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         a.    In the event that payments pursuant to this Agreement (including, without limitation, any payment under any plan, program, or arrangement referred to in Section 3 hereof) would result in the imposition of a penalty tax pursuant to Section 280G of the Internal Revenue Code, such payments shall be reduced to equal the maximum amount that may be paid under such Section 280G without exceeding such limits. In the event any such reduction in payments is necessary, the Officer may determine, in his sole discretion, which categories of payments (including, without limitation, the value of benefits, acceleration of vesting, or receipt of benefits or amounts) are to be reduced or eliminated.

         b. Payments made to the Officer pursuant to this Agreement or otherwise, are subject to and conditioned upon their compliance with
         Section 18(k) of the Federal Deposit Insurance Act ("FDIA"), relating to "golden parachute" and indemnification payments and certain other benefits.

5.       Moving Allowance. The Officer agrees to repay, on a pro-rata basis, the
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$20,000 moving allowance he has received in connection with his hiring within one day of his voluntary termination or his termination by Bancorp or the Bank for Just Cause if any such termination occurs before the end of the term specified in Section 2 hereof. The percentage of such moving allowance that the Officer must repay is equal to the percentage of 730 days represented by the unexpired term of this Agreement, in days, at the date of such termination.

6.       Confidentiality. The Officer agrees to maintain the confidentiality of
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any and all information concerning the operation or financial status of Bancorp, the Bank, and any of their subsidiaries; the names or addresses of any of the borrowers, depositors, and other customers of any such companies; any information concerning or obtained from such customers; and any other information concerning Bancorp or the Bank or any of their subsidiaries to which he may be exposed during the course of his employment. The Officer further agrees that, unless required by law or specifically permitted by Bancorp or the Bank in writing, he will not disclose to any person or entity, either during or subsequent to his employment, any of the above-mentioned information which is not generally known to the public, nor shall he employ such information in any way other than for the benefit of Bancorp and the Bank.

7.       Successors and Assigns.
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         a.   This Agreement shall inure to the benefit of and be binding upon any corporate or other successor of Bancorp or the Bank that shall acquire, directly or indirectly, by merger, consolidation, purchase or otherwise, all or substantially all of the assets or stock of Bancorp or the Bank, respectively.

         b. Since Bancorp and the Bank each is contracting for the unique and personal skills of the Officer, the Officer shall be precluded from assigning or delegating his rights or duties hereunder without first obtaining the written consent of Bancorp and the Bank.

8.       No Mitigation.  The Officer shall not be required to mitigate the
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amount of any payment provided for in this Agreement by seeking other employment or otherwise and no such payment shall be offset or reduced by the amount of any compensation or benefits provided to the Officer in any subsequent employment.

9.       No Plan Created. The Officer, Bancorp, and the Bank expressly declare
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and agree that this Agreement was negotiated among them and that no provision or provisions of this Agreement are intended to, or shall be deemed to, create any plan for purposes of the Employee Retirement Income Security Act or any other law or regulation, and Bancorp, the Bank, and the Officer each expressly waives any right to assert the contrary. Any assertion in any judicial

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or administrative filing, hearing, or process by or on behalf of the Officer,
Bancorp, or the Bank that such a plan was so created by this Agreement shall be deemed a material breach of this Agreement by the party making such an assertion.

10.       No Additional Rights. This Agreement does not confer any right to
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employment or any other right not specifically stated herein. Any assertion in any judicial or administrative filing, hearing, or process by or on behalf of the Officer, Bancorp, or the Bank that it does so shall be deemed a material breach of this Agreement by the party making such an assertion.

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11.      Certain Regulatory Events.
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         a.    If the Officer is removed and/or permanently prohibited from participating in the conduct of the Bank's affairs by an order issued under Sections 8(e)(4) or 8(g)(1) of the FDIA, all obligations of the Bank under this Agreement shall terminate as of the effective date of the order, but vested rights of the parties shall not be affected.

         b. If the Bank is in default (as defined in Section 3(x)(1) of FDIA), all obligations of the Bank under this Agreement shall terminate as of the date of default, but vested rights of the parties shall not be affected.

         c. If a notice served under Sections 8(e)(3) or 8(g)(1) of the FDIA suspends and/or temporarily prohibits the Officer from participating in the conduct of the Bank's affairs, the Bank's obligations under this Agreement shall be suspended as of the date of such service, unless stayed by appropriate proceedings. If the charges in the notice are dismissed, the Bank may, in its discretion, (i) pay the Officer all or part of the compensation withheld while its contract obligations were suspended, and (ii) reinstate (in whole or in part) any of its obligations that were suspended.

               The occurrence of any of the events described in paragraphs a, b, and c above may be considered by Bancorp or the Bank in connection with a termination for Just Cause.

12.      Notices. All notices, requests, demands and other communications in
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connection with this Agreement shall be made in writing and shall be deemed to have been given when delivered by hand or 48 hours after mailing at any general or branch United States Post Office, by registered or certified mail, postage prepaid, addressed as follows, or to such other address as shall have been designated in writing by the addressee:

         a.       If to the Bank:

                  Sandy Spring National Bank of Maryland
                  17801 Georgia Avenue
                  Olney, Maryland 20832
                  Attention: President and Chief Executive Officer
                  Copy to: Executive Vice President and Chief Financial Officer

         b.       If to the Officer:

                  Ronald E. Kuykendall

13.      Joint and Severally Liability; Payments by Bancorp and the Bank. To the
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extent permitted by law, except as otherwise provided herein, Bancorp and the
Bank shall be jointly and severally liable for the payment of all amounts due under this Agreement, provided that Bancorp shall not be required by this Agreement to make any payment to the Officer unless and to the extent that the Bank does not fulfill the obligations to the Officer hereunder for such payments.

14.      Amendments. No amendments or additions to this Agreement shall be
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binding unless made in writing and signed by all of the parties.

15.      Applicable Law. Except to the extent preempted by Federal law, the laws
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of the State of Maryland, without regard to its conflict of laws principles, shall govern this Agreement in all respects, whether as to its validity, construction, capacity, performance or otherwise.

16.      Severability. The provisions of this Agreement shall be deemed
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severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

17.      Headings. Headings contained herein are for convenience of reference
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only.

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18.      Entire Agreement. This Agreement, together with any understanding or
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modifications thereof as agreed to in writing by the parties, shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first set forth above.

                                    SANDY SPRING BANCORP, INC.

                                    By: /s/James H. Langmead

                                    Title: Vice President and Treasurer


                                    SANDY SPRING NATIONAL BANK OF MARYLAND


                                    By: /s/James H. Langmead

                                    Title: Executive Vice President and Chief
                                           Financial Officer


                                    OFFICER

                                    /s/Ronald E. Kuykendall

                                    Ronald E. Kuykendall

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